Exhibit 99.2

CONTACTS

Dan Schlanger, CFO

Kris Hinson, VP & Treasurer

Crown Castle Inc.

713-570-3050

Crown Castle Announces

Pricing of Senior Notes Offering

August 1, 2024 - HOUSTON, TEXAS - Crown Castle Inc. (NYSE: CCI) (“Crown Castle”) announced today that it has priced its previously announced public offering of 4.900% Senior Notes due 2029 and 5.200% Senior Notes due 2034 in aggregate principal amounts of $550 million and $700 million, respectively. The Senior Notes due 2029 will have an interest rate of 4.900% per annum and will be issued at a price equal to 99.736% of their face value to yield 4.959%. The Senior Notes due 2034 will have an interest rate of 5.200% per annum and will be issued at a price equal to 99.332% of their face value to yield 5.286%.

The net proceeds from the offering are expected to be approximately $1.230 billion, after deducting the underwriting discount and other estimated offering expenses payable by Crown Castle. Crown Castle intends to use the net proceeds from this offering to repay a portion of the outstanding indebtedness under its commercial paper program and pay related fees and expenses.

BofA Securities, Inc., BNP Paribas Securities Corp., MUFG Securities Americas Inc., PNC Capital Markets LLC, RBC Capital Markets, LLC and Truist Securities, Inc. are the joint book-running managers of the offering.

The offering is being made pursuant to Crown Castle’s existing effective shelf registration statement filed with the Securities and Exchange Commission (“SEC”). The offering will be made only by means of a prospectus supplement and the accompanying base prospectus, copies of which may be obtained by contacting any joint book-running manager using the information provided below. An electronic copy of the preliminary prospectus supplement, together with the accompanying prospectus, is also available on the SEC’s website, www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are based on Crown Castle management’s current expectations. Such statements include plans, projections and estimates regarding the proposed offering, including the net proceeds therefrom and the use of such proceeds. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect Crown Castle and its results is included in Crown Castle’s filings with the SEC. The term “including,” and any variation thereof, means “including, without limitation.”

ABOUT CROWN CASTLE

Crown Castle owns, operates and leases more than 40,000 cell towers and approximately 90,000 route miles of fiber supporting small cells and fiber solutions across every major U.S. market. This nationwide portfolio of communications infrastructure connects cities and communities to essential data, technology and wireless service – bringing information, ideas and innovations to the people and businesses that need them.

JOINT BOOK-RUNNING MANAGERS CONTACT INFORMATION

BofA Securities, Inc. NC1-022-02-25 201 North Tryon Street Charlotte, North Carolina 28255 Attention: Prospectus Department Email: dg.prospectus_requests@bofa.com	BNP Paribas Securities Corp. 787 Seventh Avenue, 3rd Floor New York, New York 10019 Attention: Debt Syndicate Phone: 1-800-854-5674

MUFG Securities Americas Inc. 1221 Avenue of the Americas, 6th Floor New York, New York 10020 Attention: Capital Markets Group Facsimile: 1-646-434-3455	PNC Capital Markets LLC 300 Fifth Avenue, 10th Floor Pittsburgh, Pennsylvania 15222 Toll Free: 1-855-881-0697

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281

Attention: Syndicate Operations

Email: rbcnyfixedincomeprospectus@rbccm.com

Toll Free: 1-866-375-6829

Fax: 1-212-428-6308

Truist Securities, Inc. 50 Hudson Yards, 70th Floor New York, New York 10001 Toll Free: 1-800-685-4786